Exhibit 99.1

1105 Peters Road
Harvey, Louisiana 70058
(504) 362-4321
Fax (504) 362-1818
NYSE: SPN

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Greg Rosenstein, Vice President of Investor Relations,
504-362-4321
Superior Energy Services, Inc. to Present at
Howard Weil 34th Annual Investor Conference
(Harvey, LA, Tuesday, March 21, 2006) Superior Energy Services, Inc. (NYSE: SPN) plans to make a presentation to the investment community at the Howard Weil 34th Annual Investor Conference on Wednesday, March 22 at 1:15 p.m. Central Time (2:15 p.m. Eastern Time).
The presentation slides will be available on the Superior Energy Services website, at www.superiorenergy.com, by clicking “Investor Relations” and then “Presentations” in the drop-down menu. The presentation will not be webcast. During the presentation, management expects to address developments and opportunities in certain business segments and address its strategy going forward.
Superior Energy Services, Inc. is a leading provider of specialized oilfield services and equipment focused on serving the production-related needs of oil and gas companies primarily in the Gulf of Mexico and the drilling-related needs of oil and gas companies in the Gulf of Mexico and select international market areas. The Company uses its production-related assets to enhance, maintain and extend production and, at the end of an offshore property’s economic life, plug and decommission wells. Superior also owns and operates mature oil and gas properties in the Gulf of Mexico.
# # #